Exhibit 99.1

NEWS RELEASE - FOR IMMEDIATE RELEASE

CONTACT: Marty McKenna (312) 928-1901

February 29, 2024

Equity Residential to Participate in 2024 Citi Global Property CEO Conference

Chicago, IL – February 29, 2024 - Equity Residential (NYSE: EQR) today announced that members of the Company’s senior management team, including the Company’s President and CEO, Mark J. Parrell, will participate in a roundtable presentation at the 2024 Citi Global Property CEO Conference on Monday, March 4 at 2:10 p.m. ET. The event will be web cast live. A link to the web cast will be available in the Presentations section of the Investor section of the Company’s website at www.equityapartments.com. The Company has posted an updated Investor Presentation in connection with these meetings, which is also available in the Investor section of the Company’s website.

About Equity Residential

Equity Residential is committed to creating communities where people thrive. The Company, a member of the S&P 500, is focused on the acquisition, development and management of residential properties located in and around dynamic cities that attract affluent long-term renters. Equity Residential owns or has investments in 302 properties consisting of 80,191 apartment units, with an established presence in Boston, New York, Washington, D.C., Seattle, San Francisco and Southern California, and an expanding presence in Denver, Atlanta, Dallas/Ft. Worth and Austin. For more information on Equity Residential, please visit our website at www.equityapartments.com.